Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2024 relating to the financial statements of Waldencast plc., appearing in the Annual Report on Form 20-F of Waldencast plc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California
June 24, 2024